1 NYSE: STT April 12, 2024 Exhibit 99.3

2 This presentation (and the conference call accompanying it) includes certain highlights of, and also material supplemental to, State Street Corporation’s news release announcing its first quarter 2024 financial results. That news release contains a more detailed discussion of many of the matters described in this presentation and is accompanied by an Addendum with detailed financial tables. This presentation (and the conference call accompanying it) is designed to be reviewed together with that news release and that Addendum, which are available on State Street’s website, at http://investors.statestreet.com, and are incorporated herein by reference. No other information on our website is incorporated herein by reference. This presentation (and the conference call accompanying it) contains forward-looking statements as defined by United States securities laws. These statements are not guarantees of future performance, are inherently uncertain, are based on assumptions that are difficult to predict and have a number of risks and uncertainties. The forward-looking statements in this presentation speak only as of the time this presentation is first furnished to the SEC on a Current Report on Form 8-K, and State Street does not undertake efforts to revise forward- looking statements. See “Forward-looking statements” in the Appendix for more information, including a description of certain factors that could affect future results and outcomes. Certain financial information in this presentation is presented on both a GAAP basis and on a basis that excludes or adjusts one or more items from GAAP. The latter basis is a non-GAAP presentation. Refer to the Appendix for explanations of our non-GAAP financial measures and to the Addendum for reconciliations of our non-GAAP financial information.

1Q24 highlights

All comparisons are to corresponding prior year period unless otherwise noted

Financial performance

- EPS of **$1.37**, down (10)%; **$1.69** ex-notable items, up 11%[A]
- Total revenue of **$3.1B**, up 1% YoY
  - Fee revenue **up 4%**, reflecting higher Management fees, Front office software and data revenue, and Servicing fees, partially offset by lower Securities finance and FX trading services revenues
  - NII down (7)% largely due to a deposit mix shift and lower average non-interest-bearing deposit balances, partially offset by the impact of higher average interest rates, client lending growth, and investment portfolio positions
- Total expenses of **$2.5B**, up 6%, primarily driven by a $130M notable item representing the increased FDIC special assessment
  - **Up 1% ex-notables**, as continued business investments were largely offset by productivity savings[A]
- Operating leverage of (4.9)%pts; **0.6%pts ex-notables**[A]
  - Fee operating leverage of (2.4)%pts; **3.1%pts ex-notables**[A]

Business momentum

Investment Servicing

- New servicing fee revenue wins of **$67M** primarily related to Back office wins across Asset Managers and Alternatives client segments in North America and Europe[1]
- Record AUC/A of **$43.9T** at quarter-end; AUC/A wins of **$474B** and AUC/A yet to be installed of **$2.6T**[2]
- State Street Alpha® reported **2** new Alpha mandates, including our second win associated with Alpha for Private Markets[2]
- ARR for Front office software solutions of **$326M**, up 19%, driven by continued SaaS client implementations and conversions[3]
- Completed the **acquisition of CF Global Trading**, strengthening State Street's outsourced trading services capabilities in Europe

Investment Management

- Record AUM of **$4.3T** at quarter-end, with continued market share gains in U.S. Low Cost ETFs[2]

Transformation

- Closed the second consolidation of an operations joint venture in India, advancing our productivity and transformation efforts[B]

Balance sheet and capital

- CET1 ratio of **11.1%** at quarter end[4]
- Returned **$308M** of capital in 1Q24, consisting of **$100M** in common share repurchases and **$208M** of declared common stock dividends

[A] Financial metrics ex-notable items are non-GAAP measures; refer to the Appendix for explanations and reconciliations of our non-GAAP measures. [B] Consolidation occurred on April 1, 2024.
Refer to the Appendix included with this presentation for endnotes 1 to 23.

3

STATE STREET

Summary of 1Q24 financial results

Financial results

(GAAP; $M, except EPS data, or where otherwise noted)	Quarters			%Δ	
	1Q23	4Q23	1Q24	4Q23	1Q23
Revenue:					
Back office servicing fees	$1,131	$1,128	$1,136	1%	0%
Middle office services	86	84	92	10	7
Servicing fees	1,217	1,212	1,228	1	1
Management fees	457	479	510	6	12
Foreign exchange trading services	342	307	331	8	(3)
Securities finance	109	97	96	(1)	(12)
Front office software and data	109	179	144	(20)	32
Lending related and other fees	56	58	63	9	13
Software and processing fees	165	237	207	(13)	25
Other fee revenue	45	33	50	52	11
Total fee revenue	**2,335**	**2,365**	**2,422**	**2**	**4**
Net interest income	**766**	**678**	**716**	**6**	**(7)**
Total revenue	**$3,101**	**$3,043**	**$3,138**	**3%**	**1%**
Provision for credit losses	**44**	**20**	**27**	**35%**	**(39)%**
Total expenses	**$2,369**	**$2,822**	**$2,513**	**(11)%**	**6%**
Net income before income taxes	**$688**	**$201**	**$598**	**nm**	**(13)%**
Net income	**$549**	**$210**	**$463**	**nm**	**(16)%**
Diluted earnings per share	**$1.52**	**$0.55**	**$1.37**	**nm**	**(10)%**
Return on average common equity	**9.3%**	**3.1%**	**7.7%**	**4.6%pts**	**(1.6)%pts**
Pre-tax margin	**22.2%**	**6.6%**	**19.1%**	**12.5%pts**	**(3.1)%pts**
Tax rate	**20.2%**	**(4.4%)**	**22.5%**	**26.9%pts**	**2.3%pts**
Ex-notable items, non-GAAP[A]:					
Total revenue	*$3,101*	*$3,043*	*$3,138*	*3%*	*1%*
Total expenses	*$2,369*	*$2,202*	*$2,383*	*8%*	*1%*
EPS	*$1.52*	*$2.04*	*$1.69*	*(17)%*	*11%*
Return on average common equity	*9.3%*	*11.6%*	*9.5%*	*(2.1)%pts*	*0.2%pts*
Pre-tax margin	*22.2%*	*27.0%*	*23.2%*	*(3.8)%pts*	*1.0%pts*
Tax Rate	*20.2%*	*17.9%*	*22.8%*	*4.9%pts*	*2.6%pts*

Notable items

($M, except EPS data)	Quarters		
	1Q23	4Q23	1Q24
FDIC special assessment[B]	-	($387)	($130)
Net repositioning charges[C]	-	(203)	-
Other notable items (net)[D]	-	(30)	-
Total notable items (pre-tax)	**-**	**($620)**	**($130)**
Income tax impact from notable items	-	(156)	(31)
EPS impact	**-**	**($1.49)**	**($0.32)**

[A] These are non-GAAP presentations; refer to the Appendix for a reconciliation of ex-notable items and further explanations of non-GAAP measures. [B] FDIC special assessment of $387M in 4Q23 and $130M in 1Q24 reflected in Other expenses. [C] 4Q23 net repositioning charges of $203M represents $182M related to Compensation and employee benefits and $21M related to Occupancy costs. [D] 4Q23 Other notable items (net) of $30M represents $41M in Information Systems and Communications and $4M in Other expenses, primarily associated with operating model changes, partially offset by Acquisition and restructuring benefit of $15M.

4

STATE STREET

5 AUC/A ($T, as of period-end) 2 Market indices5 • Up 17% YoY largely driven by higher quarter-end market levels, net new business and client flows • Up 5% QoQ primarily due to higher quarter-end market levels and client flows • Up 20% YoY reflecting higher quarter- end market levels and net inflows • Up 5% QoQ primarily due to higher quarter-end market levels AUM ($B, as of period-end) 2 +5% +5% $37.6 $41.8 $43.9 1Q23 4Q23 1Q24 1Q23 4Q23 1Q24 $3,618 $4,128 $4,336 +17% +20% A Line items may not sum to total due to rounding. Refer to the Appendix included with this presentation for endnotes 1 to 23. Select industry flows6 1Q23 4Q23 1Q24 Long Term Funds $(58) $(207) $(2) Money Market 445 154 (9) ETF 79 265 190 North America Total 466 212 179 EMEA Total 112 115 109 Total flowsA ($B) 4Q23 1Q23 Equity & Bond Indices: EOP 10% 28% Daily Avg 12 25 EOP 5 12 Daily Avg 9 10 EOP 2 5 Daily Avg 5 1 EOP 8 21 Daily Avg 10 18 EOP (2) 0 Daily Avg 3 1 Volatility Indices: VIX Daily Avg (10)% (34)% JPM G7 FX Daily Avg (7) (29) JPM EM FX Daily Avg (15) (37) Specials Volumes: S&P Global Industry Specials Avg Volumes (6)% (32)% (% change) 1Q24 vs S&P 500 MSCI EAFE MSCI EM MSCI ACWI Bloomberg Global Agg

Revenue: Servicing fees

Servicing fees ($M)

Total revenue	$3,101	$3,110	$2,691	$3,043	$3,138	YoY +1% QoQ +3%



+1%
+1%
$1,217
$1,259
$1,234
$1,212
$1,228
YoY %
Back office servicing fees
1,131
1,164
1,138
1,128
1,136
Flat
Middle office services
86
95
96
84
92
+7%
1Q23
2Q23
3Q23
4Q23
1Q24

Performance indicators

	1Q23	2Q23	3Q23	4Q23	1Q24
AUC/A wins[2] ($B)	$112	$141	$149	$501	$474
AUC/A to be installed[2] ($B)	3,647	2,365	2,255	2,302	2,576
Servicing fee rev. wins[1] ($M)	68	39	91	103	67

1Q24 performance

Servicing fees of $1,228M up 1% YoY and QoQ[A]

- Up 1% YoY primarily from higher average market levels, partially offset by pricing headwinds, lower client activity/adjustments including changes in client asset mix, and a previously disclosed client transition
- Up 1% QoQ mainly due to higher average market levels, partially offset by lower client activity/adjustments including changes in client asset mix, and pricing headwinds

Asset Services business momentum

- New 1Q24 servicing fee revenue wins of $67M primarily related to Back office wins across Asset Managers and Alternatives client segments in North America and Europe[1]
- $291M of servicing fee revenue to be installed as of quarter-end, up $71M YoY and $21M QoQ[1,2]
- $474B in new servicing AUC/A wins, with the majority from the Asset Managers segment in both North America and Europe[2]

[A] Servicing fees were positively impacted by currency translation both YoY and QoQ by $3M and $4M, respectively.
Refer to the Appendix included with this presentation for endnotes 1 to 23.

6

STATE STREET

Revenue: Management fees

Management fees ($M)

Total revenue	$3,101	$3,110	$2,691	$3,043	$3,138	YoY +1% QoQ +3%



+12%
+6%
$457
$461
$479
$479
$510
1Q23
2Q23
3Q23
4Q23
1Q24

Performance indicators ($B)[2]

	1Q23	2Q23	3Q23	4Q23	1Q24
AUM	$3,618	$3,797	$3,687	$4,128	$4,336
Net flows (QoQ)	(26)	38	10	103	(9)

1Q24 performance

Management fees of $510M up 12% YoY and 6% QoQ[A]

- Up 12% YoY primarily due to higher average market levels and net inflows from prior periods, partially offset by the impacts of a strategic ETF product suite repricing initiative
- Up 6% QoQ mainly driven by higher average market levels and net inflows from prior periods, partially offset by lower performance fees

Investment Management business momentum[2]

- **ETFs:** Overall flows were relatively flat, while SPDR® Portfolio U.S. Low-Cost suite experienced positive net inflows of $13B and sustained market share gains with record AUM of ~$200B
- **Institutional:** Net outflows primarily driven by a single client; continued momentum in U.S. Defined Contribution with record AUM of ~$730B
- **Cash:** Strong net inflows of $9B, marking the fourth consecutive quarter of positive net inflows for our Cash business

[A] Management fees were negatively impacted by currency translation YoY by $1M and positively impacted by currency translation QoQ by $1M.
Refer to the Appendix included with this presentation for endnotes 1 to 23.

7

STATE STREET

Revenue: Markets, Software and processing, and Other fee revenue

Markets, Software & processing, and Other fees ($M)



Total Revenue
$3,101
$3,110
$2,691
$3,043
$3,138
YoY +1%
QoQ +3%
$661
$699
$648
$674
$684
YoY %
FX trading
342
303
313
307
331
(3)%
Securities finance
109
117
103
97
96
(12)%
Software & processing
165
221
188
237
207
+25%
Other fees[7]
45
58
44
33
50
+11%
1Q23
2Q23
3Q23
4Q23
1Q24

Refer to the Appendix included with this presentation for endnotes 1 to 23.

1Q24 performance

- **FX trading services of $331M**
  - Down (3)% YoY mainly due to lower spreads associated with subdued FX volatility, partially offset by higher volumes
  - Up 8% QoQ primarily reflecting higher volumes and Direct FX spreads
- **Securities finance of $96M**
  - Down (12)% YoY mainly due to lower Agency balances and lower spreads primarily due to muted industry specials activity
  - Down (1)% QoQ primarily due to lower spreads, partially offset by higher balances
- **Software and processing fees of $207M**
  - Up 25% YoY mainly driven by higher Front office software and data revenue associated with CRD
  - Down (13)% QoQ primarily due to lower On-premises renewals in Front office software and data, partially offset by higher Lending related and other fees
- **Other fee revenue of $50M**[7]
  - Increased $5M YoY primarily due to a tax credit investment accounting change, partially offset by lower positive fair value adjustments on equity investments[8]
  - Increased $17M QoQ primarily driven by the absence of the impact of the Argentine peso devaluation

8

STATE STREET

9 • 1Q24 ARR increased 19% YoY driven by 20+ SaaS client implementations and conversions since 1Q23 • Reported 2 new Alpha mandates, including our second win associated with Alpha for Private Markets2 • 3 mandates went live in 1Q24, bringing the total to 21 live mandates 78 82 85 89 94 22 29 27 33 31 47 52 1Q23 2Q23 14 3Q23 4Q23 15 1Q24 $109 $162 $130 $179 $144 Refer to the Appendix included with this presentation for endnotes 1 to 23. -20% +32% • Up 32% YoY primarily due to continued SaaS implementations and conversions, driving Professional services and Software-enabled revenue growth • Down (20)% QoQ primarily driven by lower On-premises renewals and installations ($M) 1Q23 4Q23 1Q24 Front office metrics New bookings11 $2 $32 $10 ARR3 273 315 326 Uninstalled revenue backlog12 100 100 102 Middle office metric Uninstalled revenue backlog13 104 102 106 Alpha metrics # of mandate wins2 1 4 2 Live mandates to-date 12 18 21 Professional services Software- enabled (incl. SaaS)10 On-premises10 25% YoY Growth Business momentum Front office software and data ($M) 9 Future growth driven by Front, Middle and Alpha 1Q24 performance 6 $3,101 $3,110 $2,691 $3,043 $3,138 YoY +1% QoQ +3% Total revenue

Revenue: Net interest income

NII and NIM ($M)[14]

	1Q23	2Q23	3Q23	4Q23	1Q24	
Total revenue	$3,101	$3,110	$2,691	$3,043	$3,138	YoY +1% QoQ +3%



-7%
+6%
$766
$691
$624
$678
$716
1Q23
2Q23
3Q23
4Q23
1Q24

	1Q23	2Q23	3Q23	4Q23	1Q24
NIM[14] (FTE, %)	1.31%	1.19%	1.12%	1.16%	1.13%

1Q24 performance

- Down (7)% YoY largely due to deposit mix shift and lower average non-interest-bearing deposit balances, partially offset by the impact of higher average interest rates, client lending growth, and investment portfolio positions
- Up 6% QoQ primarily driven by higher investment securities yields, average interest-bearing deposits and loan growth, partially offset by a decline in average non-interest-bearing deposits

Average balance sheet highlights ($B)[A]

	1Q23	2Q23	3Q23	4Q23	**1Q24**
Total assets	$277	$275	$268	$279	**$299**
Cash[15]	81	73	66	75	**95**
Investment portfolio	107	108	105	103	**101**
HTM % (EOP)	*60%*	*60%*	*60%*	*56%*	***52%***
Duration (EOP)[16]	*2.8*	*2.7*	*2.7*	*2.7*	***2.7***
Loans	34	34	35	37	**38**
Total deposits	$210	$206	$198	$207	**$219**
% Operational[17]	*75%*	*75%*	*75%*	*74%*	***73%***

Average assets and liabilities

- Assets increased 8% YoY and 7% QoQ primarily due to an increase in total deposits and higher balance sheet funding
- Deposits increased 4% YoY and 6% QoQ mainly driven by growth in client balances, partially offset by a reduction in non-interest-bearing deposits

[A] Line items are rounded.
Refer to the Appendix included with this presentation for endnotes 1 to 23.

10

STATE STREET

Expenses

Expenses

(Ex-notable items, non-GAAP, $M)[A]



+1%
+8%
$2,369
$2,202
$2,383
Comp. & benefits
1,292
1,065
1,252
Info. sys.
414
432
432
Tran. processing
239
242
248
Occupancy
94
107
103
Other[18]
330
356
348
1Q23
4Q23
1Q24

	1Q23	4Q23	1Q24	
GAAP Expenses	$2,369	$2,822	**$2,513**	**YoY +6% QoQ -11%**
Headcount	42,786	46,451	**45,871**	**YoY +7% QoQ -1%**

- *From 4Q23 onwards, ~4,500 headcount was included with the consolidation of one of STT's operations JVs in India. The associated headcount costs were previously reflected in the Comp & employee benefits line.*

1Q24 performance

(Ex-notable items, non-GAAP, $M)[A]

Expenses of $2,383M up 1% YoY and 8% QoQ[A]

- **Compensation and employee benefits of $1,252M**[19]
  - Down (3)% YoY mainly due to lower incentive compensation, salaries and contractor spend
  - Up 18% QoQ largely driven by seasonal expenses[B]
- **Information systems and communications of $432M**[19]
  - Up 4% YoY primarily due to higher technology and infrastructure investments, partially offset by optimization savings and vendor savings initiatives
- **Transaction processing services of $248M**
  - Up 4% YoY primarily reflecting higher revenue-related broker fees
  - Up 2% QoQ mainly due to higher revenue-related sub-custody costs
- **Occupancy of $103M**[19]
  - Up 10% YoY mainly associated with consolidating an operations JV in India and other real estate costs, partially offset by footprint optimization
  - Down (4)% QoQ primarily driven by footprint optimization, partially offset by an operations JV consolidation in India
- **Other of $348M**[18,19]
  - Up 5% YoY primarily due to the timing of foundation funding
  - Down (2)% QoQ primarily reflecting lower marketing spend, partially offset by the timing of foundation funding

[A] These are non-GAAP presentations; refer to the Appendix for a reconciliation of ex-notable items and further explanations of non-GAAP measures. Total expenses on both a GAAP and ex-notables basis were negatively impacted by currency translation of $9M on YoY and QoQ basis. [B] 1Q23 and 1Q24 include $181M and $162M, respectively, of seasonal expenses.
Refer to the Appendix included with this presentation for endnotes 1 to 23.

11

STATE STREET

12 Capital and liquidity highlights Capital ($B unless otherwise noted, capital metrics as of period-end) 1Q23 4Q23 1Q24 Standardized CET1 CET1 capital $14.0 $13.0 $13.2 Risk weighted assets 116 112 119 Tier 1 leverage Tier 1 capital 16.0 14.9 15.6 Leverage exposure22 269 270 290 OCI impact of investment portfolio on regulatory capital23 0.2 0.4 0.2 Tier 1 leverage 6.0% 5.8% 5.8% 5.5% 5.4% 1Q23 2Q23 3Q23 4Q23 1Q24 Minimum ratio4.0% STT Target Range5.25-5.75% • 1Q24 standardized CET1 ratio at quarter-end of 11.1% decreased (0.5)%pts QoQ primarily driven by the expected normalization of RWA • 1Q24 Tier 1 leverage ratio of 5.4% decreased (0.1)%pts QoQ primarily driven by higher average assets, partially offset by higher Tier 1 capital • Returned $308M of capital in 1Q24 consisting of $100M of common share repurchases and $208M of declared common stock dividends Refer to the Appendix included with this presentation for endnotes 1 to 23. CET1 (Standardized) 12.1% 11.8% 11.0% 11.6% 11.1% 4.5% 2.5% 1Q23 2Q23 3Q23 4Q23 1Q24 SCB20 Minimum ratio8 .0% 10-11% G-SIB surcharge1.0% Ratios (%, as of period-end) 4 State Street Bank and Trust LCR 21 Requirement Requirement Requirement 124% 120% 120% 122% 130% 100% 1Q23 2Q23 3Q23 4Q23 1Q24 STT Target Range

13

14 1Q24 line of business performance 15 Reconciliation of notable items 16 Reconciliation of constant currency impacts 17 Endnotes 18 Forward-looking statements 20 Non-GAAP measures 21 Definitions 22

15 1,876 State StreetAInvestment Servicing Total revenue 762 711 1,834 1,876 1Q23 1Q24 $2,596M $2,587M Pre-tax income Fee revenue NII Pre-tax margin 22.1% 23.1% +1.0%pts YoY % ∆ +2% -7% Flat +4% Investment Management Total revenueB 1Q23 1Q24 $505M $551M Pre-tax income Pre-tax margin 23.6% 23.8% +0.2%pts 1Q23 1Q24 $119M $131M YoY % ∆ +9% +10% Total revenue ex-notable itemsC 766 716 2,335 2,422 1Q23 1Q24 $3,101M $3,138M Pre-tax income ex-notable itemsC Fee revenue NII Pre-tax margin ex-notable items C 22.2% 23.2% +1.0%pts YoY % ∆ +4% -7% +1% +6% A State Street includes line of business results from Investment Servicing, Investment Management, and Other. Refer to the Addendum for further line of business information. B 1Q23 and 1Q24 Total revenue includes $4M and $5M in NII, respectively. C This is a non-GAAP presentation; refer to the Appendix for a reconciliation of ex-notable items and further explanations of non-GAAP measures. 1Q23 1Q24 $574M $597M 1Q23 1Q24 $688M $728M

Reconciliation of notable items

Quarterly reconciliation

(Dollars in millions, unless noted otherwise)	1Q23	2Q23	3Q23	4Q23	1Q24	% Change 1Q24 vs. 1Q23	% Change 1Q24 vs. 4Q23
Total fee revenue, GAAP-basis	$ 2,335	$ 2,419	$ 2,361	$ 2,365	$ 2,422	3.7%	2.4%
Total fee revenue, excluding notable items	**2,335**	**2,419**	**2,361**	**2,365**	**2,422**	3.7%	2.4%
Total revenue, GAAP-basis	3,101	3,110	2,691	3,043	3,138	1.2%	3.1%
Less: Notable items:							
(Gains) losses related to investment securities, net			294				
Total revenue, excluding notable items	**3,101**	**3,110**	**2,985**	**3,043**	**3,138**	1.2%	3.1%
Total expenses, GAAP basis	2,369	2,212	2,180	2,822	2,513	6.1%	(10.9)%
Less: Notable items:							
Acquisition and restructuring costs				15			
Repositioning charges				(203)			
FDIC special assessment				(387)	(130)		
Impairments and other				(45)			
Total expenses, excluding notable items	**2,369**	**2,212**	**2,180**	**2,202**	**2,383**	0.6%	8.2%
Seasonal expenses	(181)				(162)		
Total expenses, excluding notable items and seasonal expense items	**$ 2,188**	**$ 2,212**	**$ 2,180**	**$ 2,202**	**$ 2,221**	1.5%	0.9%
Fee operating leverage, GAAP-basis (%pts)[A]						-2.4% pts	13.3% pts
Fee operating leverage, excluding notable items (%pts)[B]						3.1% pts	-5.8% pts
Operating leverage, GAAP-basis (%pts)[C]						-4.9% pts	14.0% pts
Operating leverage, excluding notable items (%pts)[D]						0.6% pts	-5.1% pts
Pre-tax margin, GAAP-basis (%)	22.2%	29.5%	19.0%	6.6%	19.1%	-3.1% pts	12.5% pts
Notable items as reconciled above (%)	-	-	8.0%	20.4%	4.1%		
Pre-tax margin, excluding notable items (%)	**22.2%**	**29.5%**	**27.0%**	**27.0%**	**23.2%**	1.0% pts	-3.8% pts
Net income available to common shareholders, GAAP-basis	$ 525	$ 726	$ 398	$ 172	$ 418	(20.4)%	nm
Notable items as reconciled above: pre-tax			294	620	130		
Tax impact on notable items as reconciled above			(79)	(156)	(31)		
Net income available to common shareholders, excluding notable items	**$ 525**	**$ 726**	**$ 613**	**$ 636**	**$ 517**	(1.5)%	(18.7)%
Diluted EPS, GAAP-basis	$ 1.52	$ 2.17	$ 1.25	$ 0.55	$ 1.37	(9.9)%	nm
Notable items as reconciled above			0.68	1.49	0.32		
Diluted EPS, excluding notable items	**$ 1.52**	**$ 2.17**	**$ 1.93**	**$ 2.04**	**$ 1.69**	11.2%	(17.2)%

[A] Calculated as the period-over-period change in total fee revenue less the period-over-period change in total expenses. [B] Calculated as the period-over-period change in total fee revenue, excluding notable items less the period-over-period change in total expenses, excluding notable items. [C] Calculated as the period-over-period change in total revenue less the period-over-period change in total expenses. [D] Calculated as the period-over-period change in total revenue, excluding notable items less the period-over-period change in total expenses, excluding notable items.

16

STATE STREET

17A Other includes Other expenses and Amortization of intangible assets. Reconciliation of Constant Currency FX Impacts (Dollars in millions) 1Q23 4Q23 1Q24 1Q24 vs. 1Q23 1Q24 vs. 4Q23 1Q24 vs. 1Q23 1Q24 vs. 4Q23 1Q24 vs. 1Q23 1Q24 vs. 4Q23 Non-GAAP basis Total revenue, excluding notable items $ 3,101 $ 3,043 $ 3,138 $ 8 $ 10 $ 3,130 $ 3,128 0.9% 2.8% Compensation and employee benefits, excluding notable items $ 1,292 $ 1,065 $ 1,252 $ 6 $ 6 $ 1,246 $ 1,246 (3.6)% 17.0% Information systems and communications, excluding notable items 414 432 432 1 1 431 431 4.1% (0.2)% Transaction processing services, excluding notable items 239 242 248 1 1 247 247 3.3% 2.1% Occupancy, excluding notable items 94 107 103 1 1 102 102 8.5% (4.7)% Other expenses, excluding notable itemsA 330 356 348 - - 348 348 5.5% (2.2)% Total expenses, excluding notable items $ 2,369 $ 2,202 $ 2,383 $ 9 $ 9 $ 2,374 $ 2,374 0.2% 7.8% Reported Currency Translation Impact Excluding Currency Impact % Change Constant Currency

18 1. Servicing fee revenue wins/backlog represents estimates of future annual revenue associated with new servicing engagements State Street determines to be won during the current reporting period, which may include anticipated servicing- related revenues associated with acquisitions or structured transactions, based upon factors assessed at the time the engagement is determined by State Street to be won, including asset volumes, number of transactions, accounts and holdings, terms and expected strategy. These and other relevant factors influencing projected servicing fees upon asset implementation/onboarding will change from time to time prior to, upon and following asset implementation/onboarding, among other reasons, due to varying market levels and factors and client and investor activity and preferences. Servicing fee/backlog estimates are not updated to reflect those changes, regardless of the magnitude or direction of, or reason for, any change. Servicing fee revenue wins in any period are highly variable and include estimated fees attributable to both (1) services to be provided for new estimated AUC/A reflected in new asset servicing wins for the period (with AUC/A to be onboarded in the future) and (2) additional services to be provided for AUC/A already included in our end-of period AUC/A (i.e., for which other services are currently provided); and the magnitude of one source of servicing fee revenue wins relative to the other (i.e., (1) relative to (2)) will vary from period to period. Therefore, for these and other reasons, comparisons of estimated servicing fee revenue wins to estimated new asset servicing AUC/A wins for any period will not produce reliable fee per AUC/A estimates. No servicing fees are recognized until the point in the future when we begin performing the associated services with respect to the relevant AUC/A. See also endnote 2 below in reference to considerations applicable to pending servicing engagements, which similarly apply to engagements for which reported servicing fee revenue wins/backlog are attributable. 2. New asset servicing mandates, including announced Alpha front-to-back investment servicing clients, may be subject to completion of definitive agreements, consents or assignments, approval of applicable boards and shareholders and customary regulatory approvals, the failure to complete any of which will prevent the relevant mandate from being installed and serviced. New asset servicing mandates and servicing assets remaining to be installed in future periods exclude new business which has been contracted, but for which the client has not yet provided permission to publicly disclose and is not yet installed. These excluded assets, which from time to time may be significant, will be included in new asset servicing mandates and reflected in servicing assets remaining to be installed in the period in which the client provides its permission. Servicing mandates, servicing assets remaining to be installed in future periods and servicing fee revenues remaining to be installed in future periods are presented on a gross basis and therefore also do not include the impact of clients who have notified us during the period of their intent to terminate or reduce their relationship with State Street, which from time to time may be significant. New business in assets to be serviced is reflected in our AUC/A after we begin servicing the assets, and new business in assets to be managed is reflected in our AUM after we begin managing the assets. As such, only a portion of any new asset servicing and asset management mandates may be reflected in our AUC/A and AUM as of any particular date specified. Consistent with past practice, AUC/A values for certain asset classes are based on a lag, typically one-month. Generally, our servicing fee revenues are affected by several factors, and we provide varied services from our full suite of offerings to different clients. The basis for fees will also differ across regions and clients and can reflect pricing pressures traditionally experienced in our industry. Consequently, no assumption should be drawn as to future revenue run rate from announced servicing wins or new servicing business yet to be installed, as the amount of revenue associated with AUC/A can vary materially. Management fees also are generally affected by various factors, including investment product type and strategy and relationship pricing for clients, and are more sensitive to market valuations than are servicing fees. Therefore, no assumption should be drawn from management fees associated with changes in AUM levels. Levels of AUC/A, AUC/A to be installed, Servicing fee wins to be installed and AUM are always presented as of the end of the relevant period, unless otherwise specifically noted. 3. Front office software and data annual recurring revenue (ARR), an operating metric, is calculated by annualizing current quarter revenue for CRD and CRD for Private Markets and includes the annualized amount of most software-enabled revenue, including revenue generated from SaaS, maintenance and support revenue, FIX, and value-added services, which are all expected to be recognized ratably over the term of client contracts. Front office software and data ARR does not include software-enabled brokerage revenue, revenue from affiliates and licensing fees (excluding the portion allocated to maintenance and support) from On-premises software. 4. Unless otherwise noted, all capital ratios referenced on this slide and elsewhere in this presentation refer to State Street Corporation, or State Street, and not State Street Bank and Trust Company. All capital ratios are as of quarter end. The lower of capital ratios calculated under the Basel III advanced approaches and under the Basel III standardized approach are applied in the assessment of our capital adequacy for regulatory purposes. Standardized approach ratios were binding for 1Q23 to 1Q24. Refer to the Addendum for descriptions of these ratios. March 31, 2024 capital ratios are presented as of quarter-end and are preliminary estimates. 5. The index names listed are service marks of their respective owners. S&P Global Specials Volumes sourced from S&P Global Market Intelligence. 6. Data presented for indicative purposes. Morningstar data includes long-term mutual funds, ETFs and Money Market funds. Mutual fund data represents estimates of net new cash flow, which is new sales minus redemptions combined with net exchanges, while ETF data represents net issuance, which is gross issuance less gross redemptions. Data for Fund of Funds, Feeder funds and Obsolete funds were excluded from the series to prevent double counting. Data is from the Morningstar Direct Asset Flows database. The long-term fund flows reported by Morningstar in North America are composed of U.S. domiciled Market flows mainly in Equities, Allocation and Fixed Income asset classes. 1Q24 data for North America (U.S. domiciled) includes Morningstar actuals for January and February 2024 and Morningstar estimates for March 2024. 1Q24 data for EMEA is on a rolling three month basis for December 2023 through February 2024. 7. Other fee revenue primarily consists of income from equity method investments, certain tax-advantaged investments and market-related adjustments. 8. In March 2023, the Financial Accounting Standards Board issued new accounting guidance that expands the use of proportional amortization accounting to other types of tax credit investments regardless of the tax credit program from which the income tax credits are received. We adopted the new standard in the second quarter of 2023, effective January 1, 2023 for renewable energy production tax credit investments under the modified retrospective approach. The impact of adoption resulted in an increase in Other fee revenue, an increase in Tax expense and was not material to net income. 9. Front office software and data revenue primarily includes revenue from CRD, Alpha Data Platform and Alpha Data Services. Includes Other revenue of $3M in 1Q23, $4M in 2Q23 and 3Q23, $5M in 4Q23 and $4M in 1Q24. Revenue line items may not sum to total due to rounding. 10. On-premises revenue is revenue derived from locally installed software. Software-enabled revenue includes SaaS, maintenance and support revenue, FIX, brokerage, and value-add services. The revenue recognition pattern for On-premises installations differs from software-enabled revenue. 11. Front office bookings represent signed ARR contract values for CRD, CRD for Private Markets, Alpha Data Platform, and Alpha Data Services excluding bookings with affiliates, including SSGA. Front office revenue derived from affiliate agreements is eliminated in consolidation for financial reporting purposes. 12. Represents expected ARR from signed client contracts that are scheduled to be largely installed over the next 24 months for CRD, CRD for Private Markets and Alpha Data Services. It includes SaaS revenue, as well as maintenance and support revenue, and excludes the one-time impact of On-premises license revenue, revenue generated from FIX, brokerage, value-add services, and professional services as well as revenue from affiliates. 13. Represents expected annual revenue from signed client contracts that are scheduled to be largely installed over the next 24 months. This amount of expected revenue is estimated based on factors present on or about the time the contract was signed (and is not updated based on subsequent developments, including changes in assets, market valuations and scope). It does not include professional services revenue or revenue from affiliates. 14. NII is presented on a GAAP-basis. NIM is presented on a fully taxable-equivalent (FTE) basis, and is calculated by dividing FTE NII by average total interest-earning assets. Refer to the Addendum for reconciliations of NII FTE-basis to NII GAAP-basis on the Average Statement of Condition.

19 15. Includes Cash and due from banks and Interest-bearing deposits with banks. 16. Duration as of period end and based on the total investment portfolio. 17. Calculated as Operational deposits divided by Total deposits, in the respective periods. 18. Other, excluding notable items, includes Other expenses and Amortization of intangible assets. 19. Compensation and employee benefits expenses in 4Q23 included a notable item related to repositioning charges of $182M. Excluding this notable item, 1Q24 adjusted Compensation and employee benefits expenses of $1,252M was up 18% compared to 4Q23 adjusted Compensation and employee benefits expenses of $1,065M. Occupancy expenses in 4Q23 included a notable item related to repositioning charges of $21M. Excluding this notable item, 1Q24 adjusted Occupancy expenses of $103M was down (4)% compared to 4Q23 adjusted Occupancy expenses of $107M. Information Systems & Communications expenses in 4Q23 included notable items related to operating model changes of $41M. Excluding these notable items, 1Q24 adjusted Information Systems & Communications expenses of $432M was flat compared to 4Q23 adjusted Information Systems & Communications expenses of $432M. Other expenses in 1Q24 and 4Q23 included notable items related to the FDIC Special Assessment of $130M and $387M, respectively; Other expenses in 4Q23 also included notable items related Acquisition and restructuring costs of $(15)M, and charges related to operating model changes of $4M. Excluding these notable items, 1Q24 adjusted Other expenses of $348M was down (2)% compared to 4Q23 adjusted Other expenses of $356M, and up 5% compared to 1Q23 Other expenses of $330M. 20. The SCB of 2.5% effective on October 1, 2023 is calculated based upon the results of the CCAR 2023 exam. 21. State Street Corporation LCR in 1Q24 increased 1%pt QoQ to ~107%; State Street Bank and Trust's (SSBT) LCR is significantly higher than State Street Corporation's (SSC) LCR, primarily due to application of the transferability restriction in the U.S. LCR Final Rule to the calculation of SSC’s LCR. This restriction limits the amount of HQLA held at SSC’s principal banking subsidiary, SSBT and available for the calculation of SSC’s LCR to the amount of net cash outflows of SSBT. This transferability restriction does not apply in the calculation of SSBT’s LCR, and therefore SSBT’s LCR reflects the full benefit of all of its HQLA holdings. 22. Leverage exposure is equal to average consolidated assets less applicable Tier 1 leverage capital reductions under regulatory standards. 23. OCI impact of investment portfolio on regulatory capital is a sub-component within GAAP AOCI.

20 This Presentation contains forward-looking statements within the meaning of United States securities laws, including statements about our goals and expectations regarding our strategy, growth and sales prospects, capital management, business, financial and capital condition, results of operations, the financial and market outlook and the business environment. Forward-looking statements are often, but not always, identified by such forward- looking terminology as “outlook,” “priority,” “will,” “expect,” “intend,” “aim,” “outcome,” “future,” “strategy,” “pipeline,” “trajectory,” “target," “guidance,” “objective,” “plan,” “forecast,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “trend,” and “goal,” or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any time subsequent to the time this Presentation is first issued. Important factors that may affect future results and outcomes include, but are not limited to: We are subject to intense competition, which could negatively affect our profitability; We are subject to significant pricing pressure and variability in our financial results and our AUC/A and AUM; We could be adversely affected by geopolitical, economic and market conditions, including, for example, as a result of liquidity or capital deficiencies (actual or perceived) by other financial institutions and related market and government actions, the Israel-Hamas war, ongoing war in Ukraine, actions taken by central banks to address inflationary and growth pressures, monetary policy tightening, periods of significant volatility in valuations and liquidity or other disruptions in the markets for equity, fixed income and other asset classes globally or within specific markets; Our development and completion of new products and services, including State Street Alpha® and those related to digital assets and artificial intelligence, may impose costs on us, involve dependencies on third parties and may expose us to increased operational, model and other risks; Our business may be negatively affected by our failure to update and maintain our technology infrastructure, or otherwise meet the increasing resiliency expectations of our clients and regulators, or as a result of a cyber-attack or similar vulnerability in our or business partners' infrastructure; Our risk management framework, models and processes may not be effective in identifying or mitigating risk and reducing the potential for related losses, and a failure or circumvention of our controls and procedures, or errors or delays in our operational and transaction processing, or those of third parties, could have an adverse effect on our business, financial condition, operating results and reputation; Acquisitions, strategic alliances, joint ventures and divestitures, and the integration, retention and development of the benefits of these transactions, including the consolidation of one of our operations joint ventures in India, pose risks for our business; Competition for qualified members of our workforce is intense, and we may not be able to attract and retain the highly skilled people we need to support our business; We have significant global operations and clients that can be adversely impacted by disruptions in key global economies, including local, regional and geopolitical developments affecting those economies; Our investment securities portfolio, consolidated financial condition and consolidated results of operations could be adversely affected by changes in the financial markets, governmental action or monetary policy. For example, among other risks, increases in prevailing interest rates or market conditions have led, and were they to occur in the future could further lead, to reduced levels of client deposits and resulting decreases in our NII or to portfolio management decisions resulting in reductions in our capital or liquidity ratios; Our business activities expose us to interest rate risk; We assume significant credit risk of counterparties, who may also have substantial financial dependencies on other financial institutions, and these credit exposures and concentrations could expose us to financial loss; Our fee revenue represents a significant portion of our revenue and is subject to decline based on, among other factors, market and currency declines, investment activities and preferences of our clients and their business mix; If we are unable to effectively manage our capital and liquidity, our financial condition, capital ratios, results of operations and business prospects could be adversely affected; We may need to raise additional capital or debt in the future, which may not be available to us or may only be available on unfavorable terms; If we experience a downgrade in our credit ratings, or an actual or perceived reduction in our financial strength, our borrowing and capital costs, liquidity and reputation could be adversely affected. Our business and capital- related activities, including common share repurchases, may be adversely affected by regulatory requirements and considerations, including capital, credit and liquidity; We face extensive and changing governmental regulation in the jurisdictions in which we operate, which may increase our costs and compliance risks and may affect our business activities and strategies; Our businesses may be adversely affected by government enforcement and litigation; Our businesses may be adversely affected by increased and conflicting political and regulatory scrutiny of asset management stewardship and corporate sustainability or ESG practices; Our efforts to improve our billing processes and practices are ongoing and may result in the identification of additional billing errors; Any misappropriation of the confidential information we possess could have an adverse impact on our business and could subject us to regulatory actions, litigation and other adverse effects; Our calculations of risk exposures, total RWA and capital ratios depend on data inputs, formulae, models, correlations and assumptions that are subject to change, which could materially impact our risk exposures, our total RWA and our capital ratios from period to period; Changes in accounting standards may adversely affect our consolidated results of operations and financial condition; Changes in tax laws, rules or regulations, challenges to our tax positions and changes in the composition of our pre-tax earnings may increase our effective tax rate; We could face liabilities for withholding and other non-income taxes, including in connection with our services to clients, as a result of tax authority examinations; Our businesses may be negatively affected by adverse publicity or other reputational harm; Shifting and maintaining operational activities to non-U.S. jurisdictions, changing our operating model and outsourcing to, or insourcing from, third parties may expose us to increased operational risk, geopolitical risk and reputational harm and may not result in expected cost savings or operational improvements; Attacks or unauthorized access to our or our business partners' information technology systems or facilities, such as cyber-attacks or other disruptions to our or their operations, could result in significant costs, reputational damage and impacts on our business activities; Long-term contracts and customizing service delivery for clients expose us to pricing and performance risk; We may not be able to protect our intellectual property or may infringe upon the rights of third parties; The quantitative models we use to manage our business may contain errors that could adversely impact our business, financial condition, operating results and regulatory compliance; Our reputation and business prospects may be damaged if investors in the collective investment pools we sponsor or manage incur substantial losses in these investments pools or are restricted in redeeming their interests in investment pools; The impacts of climate change, and regulatory responses, and disclosure requirements related to such risks, could adversely affect us; and We may incur losses or face negative impacts on our business as a result of unforeseen events including terrorist attacks, natural disasters, climate change, pandemics, global conflicts, an abrupt banking crisis and other geopolitical events which may have a negative impact on our business and operations. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2023 Annual Report on Form 10-K and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this Presentation should not by relied on as representing our expectations or beliefs as of any time subsequent to the time this Presentation is first issued, and we do not undertake efforts to revise those forward-looking statements to reflect events after that time.

21 In addition to presenting State Street's financial results in conformity with U.S. generally accepted accounting principles, or GAAP, management also presents certain financial information on a basis that excludes or adjusts one or more items from GAAP. This latter basis is a non-GAAP presentation. In general, our non-GAAP financial results adjust selected GAAP-basis financial results to exclude the impact of revenue and expenses outside of State Street’s normal course of business or other notable items, such as acquisition and restructuring charges, repositioning charges, gains/losses on sales, as well as, for selected comparisons, seasonal items. For example, we sometimes present expenses on a basis we may refer to as “expenses ex-notable items", which exclude notable items and, to provide additional perspective on both prior year quarter and sequential quarter comparisons, may also exclude seasonal items. Management believes that this presentation of financial information facilitates an investor's further understanding and analysis of State Street's financial performance and trends with respect to State Street’s business operations from period-to-period, including providing additional insight into our underlying margin and profitability. In addition, Management may also provide additional non-GAAP measures. For example, we may present revenue and expense measures on a constant currency basis to identify the significance of changes in foreign currency exchange rates (which often are variable) in period-to-period comparisons. This presentation represents the effects of applying prior period weighted average foreign currency exchange rates to current period results. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in conformity with GAAP. Refer to the Addendum for reconciliations of our non-GAAP financial information. To access the Addendum go to http://investors.statestreet.com and click on “Filings & Reports – Quarterly Results”.

22 ACWI All Country World Index AOCI Accumulated other comprehensive income ARR Annual recurring revenue AUC/A Assets under custody and/or administration AUM Assets under management Bloomberg Global Aggregate Bloomberg Global Aggregate represents Bloomberg Global Aggregate Bond Index CCAR Comprehensive Capital Analysis and Review CET1 ratio Common equity tier 1 ratio CRD Charles River Development EAFE Europe, Australia, and Far East EM Emerging markets EMEA Europe, Middle East and Africa EOP End of period EPS Earnings per share ESG Environmental, Social, and Governance ETF Exchange-traded fund FDIC Federal Deposit Insurance Corporation Fee operating leverage Rate of growth of total fee revenue less the rate of growth of total expenses, relative to the successive prior year period, as applicable FIX The Charles River Network's FIX Network Service (CRN) is an end-to-end trade execution and support service facilitating electronic trading between Charles River's asset management and broker clients FTE Fully taxable-equivalent FX Foreign exchange FY Full-year GAAP Generally accepted accounting principles in the United States G-SIB Global systemically important bank HQLA High Quality Liquid Assets HTM Held-to-maturity JPM G7 JP Morgan G7 Volatility Index JPM EM JP Morgan Emerging Market Bond Index JV Joint venture LIBOR London Inter-Bank Offered Rate LCR Liquidity Coverage Ratio Lending related and other Lending related and other fees primarily consist of fee revenue associated with State Street’s fund finance, leveraged loans, municipal finance, insurance and stable value wrap businesses MSCI Morgan Stanley Capital International Net interest income (NII) Income earned on interest bearing assets less interest paid on interest bearing liabilities Net interest margin (NIM) (FTE) Fully taxable-equivalent (FTE) Net interest income divided by average total interest-earning assets nm Not meaningful NYSE New York Stock Exchange OCI Other comprehensive income On-premises On-premises revenue as recognized in Front office software and data Operating leverage Rate of growth of total revenue less the rate of growth of total expenses, relative to the corresponding prior year period, as applicable Pre-tax margin Income before income tax expense divided by total revenue Operational deposits Client cash deposits that are required for or related to the underlying transaction activity of their accounts, and accordingly, are historically more stable than other transient cash deposits %Pts Percentage points is the difference from one percentage value subtracted from another Quarter-over-Quarter (QoQ) Sequential quarter comparison RWA Risk weighted assets SaaS Software as a service SCB Stress capital buffer Seasonal expenses Seasonal deferred incentive compensation expenses for retirement-eligible employees and payroll taxes SEC Securities Exchange Commission SPDR Standard and Poor's Depository Receipt SSC State Street Corporation SSGA State Street Global Advisors VIX Chicago Board Options Exchange's CBOE Volatility Index Year-over-Year (YoY) Current period compared to the same period a year ago YTD Year-to-date